Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of May 22, 2017, is by and between EnteroMedics Inc., a Delaware corporation (“Parent”), and Dr. Raj Nihalani (“Stockholder”), will become effective immediately following the completion of the Merger (as defined below).

A.                                    Parent, BarioSurg, Inc., a Delaware corporation (the “Company”), Acorn Subsidiary Inc., a Delaware corporation and wholly-owned subsidiary of Parent, Acorn Subsidiary Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent, and the stockholder representative named therein have entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other things, the Company merged with and into a wholly-owned subsidiary of Parent (the “Merger”);

B.                                    In connection with the Merger, Stockholder became the Beneficial Owner (as defined below) of (i) that number of shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”), and conditional convertible preferred stock, par value $0.01 per share, of Parent (“Parent Preferred Stock” and together with the Parent Common Stock, the “Parent Shares”), as set forth beside Stockholder’s name on Schedule A hereto, and (ii) to the extent and only upon conversion of shares of Parent Preferred Stock into Parent Common Stock, that number of shares of Parent Common Stock held by the escrow agent (after conversion of the shares of Parent Preferred Stock) (the “Escrow Shares”) over which Stockholder has been granted the right to vote at his discretion, solely in his capacity as Stockholder Representative (as defined in the Merger Agreement), until the earlier of (A) Stockholder no longer serving as Stockholder Representative or (B) such shares are distributed by the escrow agent; and

C.                                    Parent has required that Stockholder enter into this Agreement as a condition and inducement to the willingness of Parent to enter into the Merger Agreement;

Accordingly, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.
Definitions

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement.  In addition, for purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, a Person who, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.  For purposes of this Agreement, with respect to Stockholder, “Affiliate” does not include Parent and the Persons that directly or indirectly through one or more intermediaries are controlled by Parent.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing.  Without duplicative counting of the same securities, securities Beneficially Owned by a Person include securities Beneficially Owned by (i) all Affiliates of such Person, and (ii) all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.

“Person” has the meaning ascribed thereto in the Merger Agreement.

“Subject Shares” means, with respect to Stockholder, without duplication, (i) the Parent Shares acquired by Stockholder in connection with the Merger as described on Schedule A, (ii) the Escrow Shares, until the earlier of (A) Stockholder no longer serving as Stockholder Representative or (B) such shares are distributed by the escrow agent, and (iii) any additional Parent Shares acquired by Stockholder or over which Stockholder acquires Beneficial Ownership from and after the date hereof, including shares of Parent Common Stock acquired upon the conversion of shares of Parent Preferred Stock.  Without limiting the other provisions of this Agreement, in the event that Parent changes the number of Parent Shares or Escrow Shares issued and outstanding prior to the Expiration Date as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, combination, recapitalization, subdivision, or other similar transaction, the number of Subject Shares subject to this Agreement will be equitably adjusted to reflect such change.  For purposes of clarification, upon the earlier of (A) Stockholder no longer serving as Stockholder Representative or (B) the distribution of the Escrow Shares by the escrow agent, such shares, other than shares distributed to Stockholder as a former stockholder of the Company, shall no longer be considered “Subject Shares” or subject to any of the terms of this Agreement.

ARTICLE II.
Covenants of Stockholder

2.1                               Irrevocable Proxy.  Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which will be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law (the “DGCL”), with respect to the Subject Shares referred to therein.

2.2                               Agreement to Vote.

(a)                                 At any meeting of the stockholders of Parent held prior to the Expiration Date (as defined below), however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with any written consent of, or any other action by, the stockholders of Parent given or solicited prior to the Expiration Date, Stockholder will vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon in accordance with the recommendation of Parent’s Board of Directors to Parent’s stockholders, including in any matter related to the election or removal of members of Parent’s Board of Directors.

(b)                                 Stockholder will not enter into any agreement with any Person (other than Parent) prior to the Expiration Date (with respect to periods prior to or after the Expiration Date) directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares in respect of the matters described in Section 2.2 hereof, or the effect of which would be inconsistent with or violate any provision contained in this Section 2.2.  Any vote or consent (or withholding of a vote or consent or otherwise abstaining from voting or consenting) by Stockholder that is not in accordance with this Section 2.2 will be considered null and void, and the provisions of the Proxy will be deemed to take immediate effect.

2.3                               Revocation of Proxies; Cooperation.  Stockholder agrees as follows:

(a)                                 Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares with respect to the matters described in Section 2.2(a) hereof are not irrevocable, and Stockholder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters.  Prior to the Expiration Date, Stockholder will not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2(a) hereof (other than to Parent), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 2.2(a).

(b)                                 Stockholder will (i) use all reasonable efforts to cooperate with Parent in connection with the transactions contemplated by the Merger Agreement, and (ii) provide any information reasonably requested by Parent for any regulatory application or filing sought for such transactions.

2.4                               Publicity.  Unless required by applicable law or permitted by the Merger Agreement, Stockholder will not, and will not authorize or direct any of its Affiliates or representatives to, make any press release or public announcement with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Parent in each instance.

2.5                               Standstill Provisions. Prior to the Expiration Date, Stockholder and his Affiliates will not, alone or in concert with others (and Stockholder and such Affiliates will not advise, assist or encourage others to), directly or indirectly, unless specifically requested in writing in advance by Parent (it being understood that Stockholder or any Affiliate of Stockholder will not seek to have Parent or any of Parent’s officers, directors, representatives, trustees, employees, attorneys, advisors, agents, Affiliates or associates make any such request):

(a)                                 make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act, whether or not Parent is then subject to the Exchange Act) or become a “participant” in any “election contest” (as such terms are defined or used in Rule 14a-11 under the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of Parent or any of its Affiliates;

(b)                                 initiate or propose any shareholder proposals for submission to a vote of stockholders with respect to Parent or any of its Affiliates or propose any person for election to the Board of Directors of Parent or any of its Affiliates;

(c)                                  form, join or in any way participate in a “group” (as such term is used in Section 13d(3) of the Exchange Act, whether or not Parent is then subject to the Exchange Act) with respect to any securities of Parent or any of its Affiliates;

(d)                                 participate in or encourage the formation of any group that owns or seeks or offers to acquire beneficial ownership of securities of Parent or rights to acquire such securities or that seeks or offers to affect control of Parent or for the purpose of circumventing any provision of this Agreement;

(e)                                  deposit any voting securities in a voting trust or enter into any voting arrangement or agreement with respect to any voting securities of Parent or any of its Affiliates;

(f)                                   otherwise seek to control the management or policies of Parent or any of its Affiliates or its business operations or affairs, or make any public comments with respect thereto, except as required in the performance of Stockholder’s duties and responsibilities as Parent’s Chief Technology Officer or in any other position with Parent;

(g)                                  institute, prosecute or pursue against Parent (or any of its officers, directors, representatives, trustees, employees, attorneys, advisors, agents, Affiliates or associates) (i) any claims, complaints, causes of action or demands with respect to any action hereafter approved by a majority of Parent’s directors that are only properly assertable derivatively in the right of Parent, or (ii) any claims, complaints, causes of action or demands on behalf of a class of Parent’s security holders, except for claims, complaints, causes of action or demands arising from the Merger Agreement;

(h)                                 request Parent (or any of its officers, directors, representatives, trustees, employees, attorneys, advisors, agents, Affiliates or associates) to waive, amend or modify in any material respect any restrictions contained in this Section 2.5; or

(i)                                     knowingly instigate or encourage any third party to take any actions set forth in this Section 2.5.

2.6                               Limitations on Share Transfers. Stockholder hereby agrees that prior to the Expiration Date he will not directly or indirectly sell, transfer, assign, exchange or otherwise dispose of any of the Subject Shares now owned or hereafter acquired (other than the Escrow Shares), except for sales, transfers, assignments, exchanges or other dispositions to another Person that, together with such Person’s Affiliates, after such sale, transfer, assignment, exchange or other disposition, would beneficially own shares of capital stock representing less than 5% of the total voting power of all of the then outstanding shares of capital stock of Parent. Notwithstanding any such permitted share transfer pursuant to this Section 2.6, Stockholder would remain subject to all provisions of this Agreement. Until the Expiration Date, the certificates representing the Subject Shares held by Stockholder will bear a legend making reference to the existence of this Agreement, including the irrevocable proxy granted pursuant to Section 2.1 and the standstill provisions pursuant to Section 2.5. For purposes of clarification, shares transferred in compliance with securities laws and this Section 2.6 shall no longer be considered “Subject Shares” or subject to any of the terms of this Agreement.

2.7                               Nondisparagement. Stockholder agrees that he will not make, cause or attempt to cause any other Person to make any statements, either written or oral, or otherwise convey any information regarding Parent or the current or former members of the Board of Directors of Parent in any respect which is disparaging or defamatory or which in any way reflects negatively upon Parent or the current or former members of the Board of Directors of Parent.

ARTICLE III.
Representations, Warranties and Additional Covenants of Stockholder

Stockholder represents, warrants and covenants to Parent that:

3.1                               Ownership.  Stockholder is the sole Beneficial Owner and the record and legal owner of the Parent Shares identified on Schedule A and such shares constitute all of the capital stock of Parent that are Beneficially Owned by Stockholder.  Stockholder has good and valid title to all of the Parent Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Parent Shares and there are no restrictions on rights of disposition or other liens or encumbrances pertaining to such Parent Shares other than pursuant to this Agreement and compliance with applicable securities laws.  None of the Parent Shares are subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Parent Shares.

3.2                               Authority and Non-Contravention.

(a)                                 Stockholder is an individual, and not a corporation, limited liability company, partnership, trust or other such entity.  Stockholder has all necessary legal capacity to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)                                 Assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)                                  Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any permit or approval from any government authority for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder.

(d)                                 Neither the execution and delivery of this Agreement by Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which Stockholder is a party or by which it or any of the Parent Shares are bound, or violate any permit of any government authority, or any applicable law or order to which Stockholder, or any of the Parent Shares, may be subject, or (ii) result in the imposition or creation of any lien or encumbrance upon or with respect to any of the Parent Shares; except, in each case, for conflicts, violations, defaults or liens or encumbrances that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by the Stockholder of its obligations hereunder.

(e)                                  Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article II hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Parent Shares, with no limitations, qualifications or restrictions on such rights.

3.3                               Total Shares.  Except as set forth on Schedule A, Stockholder is not the Beneficial Owner of, and, except for the Escrow Shares, does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Parent Shares or any securities convertible into or exchangeable or exercisable for Parent Shares.

3.4                               Reliance.  Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE IV.
Representations, Warranties and Covenants of Parent

Parent represents, warrants and covenants to Stockholder that, assuming due authorization, execution and delivery of this Agreement by Stockholder, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Parent.

ARTICLE V.
Term and Termination

This Agreement will become effective immediately following completion of the Merger.  This Agreement will terminate upon the earliest of (a) the date that Stockholder and his Affiliates no longer Beneficially Own at least 5% of the outstanding capital stock of Parent or (b) written notice by Parent to Stockholder of the termination of this Agreement (the date of the earliest of the events described in clauses (a) and (b), the “Expiration Date”).  Notwithstanding the foregoing, Article VI of this Agreement shall survive any termination hereof.  For avoidance of doubt, the Expiration Date with respect to the Escrow Shares will be the earlier of (i) the date that Stockholder no longer serves as Stockholder Representative, or (ii) the date that such shares are distributed by the escrow agent (other than the Escrow Shares distributed to the Stockholder).

ARTICLE VI.
General Provisions

6.1                               No Ownership Interest.  Nothing contained in this Agreement will be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares.

6.2                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) or e-mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice or, if specifically provided for elsewhere in this Agreement, by email); provided, however, that notices sent by mail will not be deemed given until received:

if to Parent or Merger Sub, to:

EnteroMedics Inc.

2800 Patton Road

St. Paul, MN 55113

Attention: Dan W. Gladney, President and Chief Executive Officer

Facsimile No.: (651) 634-3212

Email: dwgladney@enteromedics.com

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP
                                                                                                                                                222 South Ninth Street, Suite 2000
                                                                                                                                                Minneapolis, Minnesota 55402
                                                                                                                                                Attention:  Bruce A. Machmeier and Brett R. Hanson
                                                                                                                                                Facsimile No.: (612) 607-7100

Email: bmachmeier@foxrothschild.com

bhanson@foxrothschild.com

If to a Stockholder, to Stockholder’s address set forth on Schedule A.

6.3                               Further Actions.  Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement.  Stockholder hereby agrees that Parent may publish and disclose in any filing made by Parent with the Securities and Exchange Commission (the “SEC”), the NASDAQ Stock Market or other applicable regulatory authority, including the proxy statement to be filed with the SEC and mailed to Parent’s stockholders in connection with the Parent Stockholders Meeting (as defined in the Merger Agreement), the Stockholder’s identity and ownership of Subject Shares and the nature of such Stockholder’s commitments, arrangements, and understandings under this Agreement and may further file this Agreement as an exhibit to any other filing made by Parent with the SEC.  Stockholder agrees to notify Parent promptly of any additional shares of capital stock of Parent of which Stockholder becomes the record or beneficial owner after the date of this Agreement.

6.4                               Entire Agreement and Modification.  This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate.  The parties will not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Proxy, or that addresses any of the subject matters addressed in this Agreement and the Proxy.

6.5                               Drafting and Representation.  The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there will be no presumption that any ambiguities in this Agreement will be resolved against any party.  Any controversy over construction of this Agreement will be decided without regard to events of authorship or negotiation.

6.6                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

6.7                               No Third-Party Rights.  Stockholder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent.  This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of Stockholder and the successors and permitted assigns of Parent.  Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

6.8                               Enforcement of Agreement.  Stockholder acknowledges and agrees that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated by monetary damages.  Accordingly, Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which Parent may be entitled, at law or in equity, Parent will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

6.9                               Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, the Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement, the Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Proxy or the documents referred to in this Agreement.

6.10                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

6.11                        Exclusive Jurisdiction.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery in connection with any matter based upon or arising out of this Agreement or any other matters contemplated herein (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the state of Delaware).  Each party agrees not to commence any legal proceedings related hereto except in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, in any federal court within the state of Delaware).  By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes arising under the this Agreement and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever.  The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder.  Any such service of process shall be effective upon delivery.  Nothing herein shall affect the right to serve process in any other manner permitted by applicable law.  The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (b) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (c) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

6.13                        Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument.  This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).

6.14                        Expenses.  Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

6.15                        Headings; Construction.  The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  In this Agreement (a) words denoting the singular include the plural and vice versa, (b) “it” or “its” or words denoting any gender include all genders and (c) the word “including” means “including without limitation,” whether or not expressed.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

PARENT:		ENTEROMEDICS INC.

	By:	/s/ Scott Youngstrom
Name: Scott Youngstrom
Title: Chief Financial Officer

STOCKHOLDER:		DR. RAJ NIHALANI

/s/ Dr. Raj Nihalani
Name: Dr. Raj Nihalani

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

SCHEDULE A

NAME AND ADDRESS OF STOCKHOLDER	PARENT SHARES BENEFICIALLY OWNED

Dr. Raj Nihalani 55 Clifford, Irvine, California, 92618	978,845 shares of common stock 709,099.8 shares of conditional convertible preferred stock

EXHIBIT A

IRREVOCABLE PROXY

From and after the date hereof and until the Expiration Date (as defined below), the undersigned stockholder (“Stockholder”) of EnteroMedics Inc., a Delaware corporation (“Parent”), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) grants to, and appoints, Parent and any designee of Parent, and each of them individually, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote the Subject Shares (as defined in the Voting Agreement) of the Stockholder, or grant a consent or approval in respect of the Subject Shares of the Stockholder, in a manner consistent with Section 2.2 of the Voting Agreement (as defined below).  Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares relating to the voting rights expressly provided herein are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares relating to such voting rights at any time prior to the Expiration Date.

This Proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Voting Agreement (as amended from time to time, the “Voting Agreement”) of even date herewith, by and between Parent and Stockholder, and is granted in consideration of Parent entering into the Merger Agreement (as defined in the Voting Agreement).  As used herein, the term “Expiration Date,” and all capitalized terms used herein and not otherwise defined, will have the meanings set forth in the Voting Agreement.  The Stockholder agrees that this proxy will be irrevocable until the Expiration Date and is coupled with an interest sufficient at law to support an irrevocable proxy and given to Parent as an inducement to enter into the Merger Agreement and, to the extent permitted under applicable law, will be valid and binding on any Person to whom Stockholder may transfer any of his, her or its Subject Shares in breach of the Voting Agreement.  The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  For purposes of clarification, to the extent any Subject Shares are transferred in compliance with the terms of the Voting Agreement, including, without limitation, distribution of the Escrow Shares by the escrow agent, such Subject Shares shall no longer be subject to the terms of the Voting Agreement or this proxy.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Subject Shares, and to exercise all voting and other rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting in a manner consistent with Section 2.2 of the Voting Agreement.

This Proxy will be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Subject Shares), and all authority herein conferred or agreed to be conferred will survive the death or incapacity of the Stockholder.

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof will, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction will not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

Dated: May 22, 2017

/s/ Dr. Raj Nihalani
(Signature of Stockholder)

Dr. Raj Nihalani
(Print Name of Stockholder)

Number of Parent Shares owned of record or Beneficially Owned as of the date of this Proxy:

978,845 shares of common stock and 709,099.8 shares of conditional convertible preferred stock

2